Exhibit 99.1

KEY OUTDOOR, INC.

Financial Statements

For the Year Ended December 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Key Outdoor, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Key Outdoor, Inc. (the “Company”) as of December 31, 2017, and the related statements of operations and retained earnings and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

October 16, 2018

KEY OUTDOOR, INC.

December 31, 2017

Balance Sheet

ASSETS

Current Assets:
Accounts receivable	$577,677
Prepaid expenses	109,556

Total Current Assets	687,233

Property and Equipment, net	3,720,411

Other Assets:
Goodwill	2,713,950
Intangible assets, net	28,926

Total Other Assets	2,742,876

Total Assets	$7,150,520

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Bank overdraft	$58,955
Accounts payable and accrued expenses	389,631
Unearned revenue	59,961
Related party loans	1,570,000
Current portion of long-term debt	741,257

Total Current Liabilities	2,819,804

Long-term Liabilities:
Asset retirement obligations	40,481
Long-term debt, less current portion	2,685,758

Total Liabilities	5,546,043

Stockholders' Equity:
Capital stock, no par value, 10,000 shares authorized, 300 shares issued and outstanding	6,000
Retained earnings	1,598,477

Total Stockholders' Equity	1,604,477

Total Liabilities and Stockholders' Equity	$7,150,520

The accompanying notes are an integral part of the financial statements.

KEY OUTDOOR, INC.

Statement of Operations and Retained Earnings

For the Year Ended December 31, 2017

Revenues:
Billboard revenues, net	$6,050,073

Total Revenues	6,050,073

Costs and Expenses:
Cost of billboard revenues (exclusive of depreciation and amortization)	2,240,237
Employee costs	1,724,812
Professional fees	55,772
General and administrative	970,543
Amortization	11,294
Depreciation	690,969
Bad debt expense	3,485
Loss on disposition of assets	12,213

Total Costs and Expenses	5,709,325

Net Income from Operations	340,748

Other Income (Expense):
Interest income	110
Interest expense	(249,597)

Net Income	91,261

Retained Earnings at Beginning of Year	1,507,216

Retained Earnings at End of Year	$1,598,477

The accompanying notes are an integral part of the financial statements.

KEY OUTDOOR, INC.

Statement of Cash Flows

For the Year Ended December 31, 2017

Cash Flows from Operating Activities:
Net Income	$91,261
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	3,485
Depreciation and amortization	702,263
Loss on disposition of assets	12,213
Changes in operating assets and liabilities:
Accounts receivable	(170,614)
Prepaid expenses	53,875
Accounts payable and accrued expenses	203,812
Unearned revenue	(26,170)

Net Cash Provided by Operating Activities	870,125

Cash Flows from Investing Activities:
Purchases of equipment and related assets	(183,974)
Proceeds from sale of assets	72,000

Net Cash Used in Investing Activities	(111,974)

Cash Flows from Financing Activities:
Bank overdraft	(38,744)
Proceeds from long-term debt	34,456
Payments on long-term debt	(823,863)
Related party loans	70,000

Net Cash Used in Financing Activities	(758,151)

Net Change in Cash and Cash Equivalents	-
Cash and Cash Equivalents, Beginning of Year	-

Cash and Cash Equivalents, End of Year	$-

Interest Paid in Cash	$249,597

Income Taxes Paid in Cash	$-

The accompanying notes are an integral part of the financial statements.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 1.	ORGANIZATION AND BACKGROUND

Key Outdoor, Inc. (“the Company”) began operations in 1977 in Illinois. The Company owns and operates approximately 700 billboard structures located in Illinois, Iowa and Missouri.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivables

Accounts receivable are recorded at the invoiced amount, net of advertising agency commissions, sales discounts, and allowances for doubtful accounts.  The Company evaluates the collectability of its accounts receivable based on its knowledge of its customers and historical experience of bad debts.  In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations, it records a specific allowance to reduce the amounts recorded to what it believes will be collected.  For all other customers, the Company recognizes reserves for bad debt based upon historical experience of bad debts as a percentage of revenue, adjusted for relative improvement or deterioration in its agings and changes in current economic conditions.  As of December 31, 2017, the allowance for doubtful accounts was zero.

Prepaid Site Rental

Land leases related to the structures are typically paid in advance for periods ranging from one to twelve months. The lease contracts include those with fixed payments and those with escalating payments. Some of the lease contracts contain a base rent payment plus an additional amount up to a particular percentage of revenue. Prepaid land leases are recorded as assets and expensed ratably over the related term and rent payments in arrears are recorded as an accrued liability. At December 31, 2017 prepaid expenses include $109,556 in prepaid land leases.

Property and Equipment

Property and equipment are carried at cost less depreciation.  Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets as follows (in years):

Structures and displays	15
Vehicles and equipment	3 to 5

Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

Asset Retirement Obligations

The Company records the present value of obligations associated with the retirement of tangible long-lived assets in the period in which the obligation is incurred. The liability is capitalized as part of the long-lived asset’s carrying amount. With the passage of time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company’s asset retirement obligations relate to the dismantlement, removal, site reclamation, and similar activities related to the decommissioning of the billboard structures.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-lived Assets

Property and equipment is reviewed annually for impairment whenever events or changes in circumstances indicate that the carrying amount of property and equipment may not be fully recoverable. The period over which property and equipment is expected to contribute directly to future cash flows is evaluated against the Company’s historical experience. Impairment losses are recognized only if the carrying amount exceeds its fair value.

Purchased intangible assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors considered in reviewing the asset values include consideration of the use of the asset, the expected life of the asset, and regulatory or contractual provisions related to such assets. Market participation assumptions are compared to the Company’s experience and the results of the comparison are evaluated. For finite-lived intangible assets, the period over which the assets are expected to contribute directly to future cash flows is evaluated against historical experience. Impairment losses are recognized only if the carrying amount exceeds its fair value.

Goodwill

Goodwill represents future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is initially recorded at cost. Goodwill, by reporting unit, is reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Factors considered in the annual evaluation include deterioration in economic conditions (both macro and geographic), limitations on accessing capital, and market value. Industry and market conditions such as changes in competition, the general state of the industry, regulatory and political developments, and changes in market multiples are additional components of the valuation. Changes in key personnel, strategy, and customer retention are also reviewed. The Company performs a qualitative assessment in order to determine the necessity for the performance of a quantitative test. Impairment losses are recognized only if the carrying amount of the reporting unit exceeds its fair value. No impairment of goodwill was recorded during the year ended December 31, 2017.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Revenue Recognition

Outdoor advertising revenues are recognized on the accrual basis ratably over the term of the contracts as services are provided. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale. Payments received in advance of being earned are recorded as unearned revenue. Advertising agency commissions are netted against billboard revenues.

Advertising Costs

Advertising costs related to marketing of the Company’s services are charged to operations as incurred and are included in general and administrative expenses. Advertising costs for 2017 were $38,049.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

401(k) Plan

The Company maintains a 401(k) plan available to all eligible employees. Expenses related to the plan were $74,204 for 2017.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Concentrations of Custodial and Credit Risk

Financial instruments that could potentially subject the Company to concentrations of custodial and credit risk include cash and accounts receivable, respectively. Deposits held with banks may exceed the amount of insurance on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company continuously evaluates the creditworthiness of its customers' financial conditions in determining credit to be extended.

Related Party Transactions

The Company loans money to or from stockholders in the normal course of business.  These related party relationships and transactions influence the financial position, results of operations and cash flows of the Company in a manner which may be materially different than that which would result in the absence of these relationships and transactions.

Subsequent Events

The Company has evaluated subsequent events through October 16, 2018, the date the financial statements were available to be issued.

NOTE 3.	PROPERTY AND EQUIPMENT

December 31,
2017

Structures and displays	$15,050,162
Vehicles and equipment	1,448,724
Land	255,145

Property and equipment, gross	16,754,031
Less: accumulated depreciation	(13,033,620)

Property and equipment, net	$3,720,411

Depreciation expense for the year ended December 31, 2017 was $690,969. During the year ended December 31, 2017, the Company incurred losses on the disposition of assets in the amount of $12,213.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 4.	INTANGIBLE ASSETS

Intangible assets as of December 31, 2017 consist of the following:

		Accumulated
	Cost	Amortization	Balance

Non-compete agreements	$755,000	$(755,000)	$-
Customer relationships	502,000	(502,000)	-
Other	13,305	(13,305)	-
Permits	358,400	(329,474)	28,926

Total	$1,628,705	$(1,599,779)	$28,926

Amortization expense for the year ended December 31, 2017 was $11,294. The weighted average amortization period for permits is 104 months.

The future amortization associated with the intangible assets is as follows:

For the Years Ended
December 31,	Permits	Total

2018	$4,240	$4,240
2019	3,405	3,405
2020	3,240	3,240
2021	3,240	3,240
2022	3,240	3,240
Thereafter	11,561	11,561

Total	$28,926	$28,926

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 5.	FUTURE MINIMUM LEASE PAYMENTS

The Company has entered into various non-cancelable operating leases having remaining terms ranging from month-to-month to 984 months. In many instances, these leases can be cancelled with little or no penalty. Ground rents for the year ended December 31, 2017 were $1,401,184, of which $149,334 was incurred, due to related parties and is included in accounts payable and accrued expenses in the accompanying balance sheet as of December 31, 2017.

The Company leases office space with related parties under operating leases expiring through April 2019. Rent expense included in general and administrative expense for the year ended December 31, 2017 was $205,800.

Future minimum rents are as follows for the year ended December 31:

	Unaffiliated	Related
	Lessors	Parties	Total

2018	$769,208	$234,757	$1,003,965
2019	665,313	220,305	885,618
2020	589,811	180,305	770,116
2021	492,250	180,305	672,555
2022	438,800	180,305	619,105
Thereafter	1,032,065	2,747,388	3,779,453

Total	$3,987,447	$3,743,365	$7,730,812

NOTE 6.	LONG-TERM DEBT

Long-term debt as of December 31, 2017 consists of the following:

Note payable to a financial institution, bearing interest at 4.07% per annum, final maturity in 2022	$2,254,765

Note payable to a financial institution, bearing interest at 4.25% per annum, final maturity in 2026	1,105,608

Note payable to a financial institution, bearing interest at 5% per annum, final maturity in 2020	29,543

Note payable to a financial institution, bearing interest at 3.8% per annum, final maturity in 2022	30,218

Two notes payable to a financial institution, final maturity in 2018	6,881

Long-term debt	3,427,015
Less: current maturities	(741,257)

Long-term debt, less current maturities	$2,685,758

Long-term debt is secured by substantially all Company assets and capital stock.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 6.	LONG-TERM DEBT (Continued)

The following represents principal maturities on long-term debt:

2018	$741,257
2019	765,831
2020	794,958
2021	487,631
2022	133,284
Thereafter	504,054

Total	$3,427,015

Interest expense on the above notes approximated $162,000 for 2017.

NOTE 7.	RELATED PARTY LOANS

As of December 31, 2017, the Company owes the stockholders $1,570,000, bearing interest at 5.5%, and due on demand. Interest expense on these loans approximated $87,000 for 2017.

NOTE 8.	NEW ACCOUNTING STANDARDS

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU No. 2015-14 deferring the effective date from January 1, 2017 to January 1, 2018, while allowing for early adoption as of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method.

The Company has completed its review of contracts and determined the adoption of ASC 606 will not have a material impact on its financial statements. The substantial majority of the Company’s revenues are derived from billboard space contracts with customers which are currently accounted for as leases under ASC 840, Leases. The Company will continue to account for these revenues under ASC 840, Leases, through December 31, 2018. Through a contract review the Company has determined the majority of its space contracts with customers will not meet the criteria of a lease upon the adoption of ASU No. 2016-02, Leases, on January 1, 2019. Beginning January 1, 2019 the Company’s revenues from new and modified contracts for billboard space will be accounted for within ASC 606, Revenue from Contracts with Customers.

The Company will adopt the provisions of ASU No. 2014-09 on January 1, 2018, using the cumulative effect transition method.  The Company will not have an adjustment to the opening balance of retained earnings for the adoption of this update. The Company does not expect the adoption of this ASU to have a material impact on its financial position or results of operations.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessee and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. This guidance is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. The Company is currently reviewing the provisions of the new standard and assessing the impact of its adoption.

Other recently issued ASU's were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company's operating results and financial position.

KEY OUTDOOR, INC.

Notes to Financial Statements

For the Year Ended December 31, 2017

NOTE 9.	SUBSEQUENT EVENTS

On August 22, 2018, Link Media Midwest, LLC (“Link Midwest”) entered into an Asset Purchase Agreement with the Company, Angela K. Dahl, and Robert A. Dahl, by which Link Midwest acquired over 700 billboard structures and related assets from the Company. The billboards and related assets are located in Illinois, Iowa and Missouri.

The purchase price for the acquired assets was $38,000,000, subject to certain post-closing adjustments, which totaled $233,894, and was paid in cash. A portion of the purchase price equal to $1,900,000 will be held back by Link Midwest and disbursed, subject to any claims for indemnification, over an 18 month period. Another $329,467 is being held back as required consent holdback. Each of Key Outdoor, Inc. and Angela K. Dahl and Robert A. Dahl, Key Outdoor Inc.’s principals, have also entered into five year non-competition and non-solicitation agreements in connection with the acquisition. Total cash distributed at closing was $36,004,427, which included $1,000,778 paid to satisfy in full the related party loans balance as of August 22, 2018 and $2,899,865 paid to satisfy in full all debt to financial institutions as of August 22, 2018.

Distributions to stockholders totaled $234,369 from January 1, 2018 through October 16, 2018.